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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO THE DIRECTORS OF MORGAN STANLEY GROUP INC.
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42464 and Form S-8 No. 18184) of Morgan Stanley Group Inc. and in the related Prospectus of our report dated 18 February 1997, with respect to the financial statements of the Morgan Stanley UK Group Profit Sharing Scheme included in the 1996 Annual Report on Form 10-K for the fiscal year ended 30 November 1996.


Ernst & Young
Chartered Accountants
Registered Auditor
London
February 27, 1997